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                                                                    EXHIBIT 21.1




                     SUBSIDIARIES OF POWELL INDUSTRIES, INC.


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NAME OF DOMESTIC SUBSIDIARY                            STATE OF INCORPORATION
---------------------------                            ----------------------

Delta-Unibus Corp.                                     Illinois
Powell Electrical Manufacturing Co.                    Delaware
     Powell Power Electronics Company, Inc.            Delaware
Powell-Process Systems, Inc. (Inactive)                Utah
Powell-ESCO Company                                    Texas
Unibus, Inc.                                           Ohio
Powell Energy Systems Inc. (Inactive)                  Nevada
Transdyn Controls, Inc.                                California
Traction Power Systems, Inc                            Delaware
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NAME OF FOREIGN SUBSIDIARY                             COUNTRY OF INCORPORATION
--------------------------                             ------------------------

Powell Foreign Sales Corporation                       Barbados, West Indies
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